UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the Appropriate Box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Definitive Proxy Statement
Definitive Additional Materials
Soliciting Materials Pursuant toss. 240.14a-11(c) orss. 240.14a-12


                          CENTRAL FREIGHT LINES, INC.
                (Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

No fee required
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(2)  Aggregate number of securities to which transaction                    N/A
     applies:                                                              -----

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state
     how it was determined):                                                N/A
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Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:                                                N/A
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(4)  Date Filed:                                                            N/A
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


3




                          CENTRAL FREIGHT LINES, INC.
                              5601 West Waco Drive
                               Waco, Texas 76710



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2005




To our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of CENTRAL FREIGHT LINES, INC. (the "Company") to be held at 9:00 A.M., Phoenix time, on May 3, 2005, at the Doubletree Guest Suites, 320 N. 44th Street, Phoenix, Arizona 85008. The purposes of the Annual Meeting are:

  1. To consider and act upon a proposal to elect five (5) directors of the Company; and
  2. To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2005, as the Record Date for determining those stockholders who are entitled to receive notice of and vote at the Annual Meeting or any adjournment of that meeting. Shares of the Company's Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2004, which includes audited consolidated financial statements, is enclosed.

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL
MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,


/s/ Jeffrey A. Hale
Jeffrey A. Hale
Secretary

Waco, Texas
April 19, 2005

                                TABLE OF CONTENTS


GENERAL INFORMATION...........................................................1

Proxies and Voting............................................................1

Right to Attend Annual Meeting; Revocation of Proxy...........................1

Costs of Solicitation.........................................................1

Annual Report.................................................................2

How To Read This Proxy Statement..............................................2

PROPOSAL ONE - ELECTION OF DIRECTORS..........................................3

CORPORATE GOVERNANCE..........................................................4

Board of Directors............................................................4

Lead Independent Director.....................................................4

Committees of the Board of Directors..........................................5

Report of the Audit Committee.................................................6

Director Compensation.........................................................8

Executive Officers of the Company.............................................9

Code of Conduct and Ethics....................................................9

Section 16(a) Beneficial Ownership Reporting Compliance.......................9

EXECUTIVE COMPENSATION.......................................................10

Summary Compensation Table...................................................10

Options Grants In Last Fiscal Year...........................................11

Aggregated Options Exercises in Last Fiscal Year and Fiscal
Year-End Option Value Table..................................................12

Employment Agreements........................................................12

Executive Bonus Program......................................................13

Incentive Stock Plan.........................................................13

401(k) Profit Sharing Plan...................................................13

Employee Stock Purchase Plan.................................................13

Compensation Committee Interlocks and Insider Participation..................14

Compensation Committee Report on Executive Compensation......................14

Stock Performance Graph......................................................15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................17

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..............18

STOCKHOLDER PROPOSALS........................................................19

OTHER MATTERS................................................................19

                          CENTRAL FREIGHT LINES, INC.
                              5601 West Waco Drive
                               Waco, Texas 76710
                                   .........

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2005
                                   .........

                              GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the stockholders of Central Freight Lines, Inc. to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 3, 2005. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the Director Nominees named below; and (ii) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.

The Proxy Statement, proxy card, and our Annual Report were first mailed on or about April 19, 2005, to stockholders of record at the close of business on March 31, 2005 (the "Record Date").

The terms "we," "our," "us" or the "Company" refer to Central Freight Lines, Inc. and its subsidiaries.

Proxies and Voting

Only holders of record of our Common Stock, par value $0.001 per share
("Common Stock"), at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy. Stockholders are entitled to one vote for each share held of record on each matter of business to be considered at the Annual Meeting. As of the Record Date, there were 18,200,771 shares of our Common Stock issued and outstanding. Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.

In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if a majority of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will be disregarded in determining whether a matter has been approved. In other words, abstentions and broker non-votes will neither be counted as votes for nor as votes against a matter.

Right to Attend Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. Stockholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to the Secretary of the Company at our address, by executing a subsequent proxy and delivering it to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers or our regular employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Independent Public Accountants' Report and other information included in our Annual Report to Stockholders for the fiscal year ended December 31, 2004 that was mailed on or about April 19, 2005, together with this Notice of Annual Meeting and Proxy Statement, to all stockholders of record as of the Record Date.


How To Read This Proxy Statement

Set forth below are the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between the Company and our officers, directors and affiliates; the stock ownership of management and other large stockholders; the services provided to us by and fees of KPMG LLP, our independent accountants; and how stockholders may make proposals at the Annual Meeting. Each stockholder should read this information before completing and returning the enclosed proxy card.

                                 PROPOSAL ONE -
                             ELECTION OF DIRECTORS

At the Annual Meeting, the Stockholders will elect five (5) directors to serve as the Board of Directors until the 2006 Annual Meeting of the Stockholders of the Company or until their successors are elected and qualified. The Board of Directors has nominated Robert V. Fasso, Jerry Moyes, John Breslow, John Campbell Carruth, and Porter J. Hall for election as directors. Each of the director nominees currently serves as a member of the Board of Directors. In the absence of contrary instructions, each proxy will be voted for the election of the all the proposed directors.

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the proposed directors is as follows:

Robert V. Fasso, 51                                         Director Since 2002

Robert V. Fasso has served as our Chief Executive Officer and as a member of the Board of Directors since January 2002, and as President since March 2002. Mr. Fasso previously served as President - Regional Carrier Group of USF Corporation from 1997 to 2001, running its regional LTL group. Mr. Fasso has 35 years of experience in the LTL industry.

Jerry Moyes, 61                                             Director Since 1997

Jerry Moyes is our Chairman of the Board and has served on our Board of Directors since we were founded in 1997. Mr. Moyes has served as Chairman of the Board, President, and Chief Executive Officer of Swift Transportation Co., Inc. since 1984. Mr. Moyes also served as a non-officer Chairman of the Board of Simon Transportation Services Inc., a publicly traded temperature-controlled truckload carrier, from September 2000 to February 2002.
Simon Transportation filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002, and sold substantially all of its assets to Central Refrigerated Services, Inc. on April 22, 2002. Mr. Moyes is the Chairman of the Board of Central Refrigerated, a former subsidiary of ours, and has served in that capacity since its inception in April 2002.


John Breslow, 55                                            Director Since 2003

John Breslow has served on the Board of Directors since the Company's initial public offering in December 2003. Mr. Breslow is the owner and, since 1979, Chairman of the Board of Linweld, Inc. Linweld is a retail distributor of welding products and related equipment and a manufacturer and distributor of industrial, medical, and specialty gases based in Lincoln, Nebraska. Mr. Breslow previously served two terms as Auditor of Public Accounts for the State of Nebraska between 1991 and 1998. Since 2000, Mr. Breslow has served on the Board of Directors of Stratus Fund, Inc., a registered mutual fund that offers shares in a number of separate investment portfolios. Since 2002, Mr. Breslow has also served as a member of the Board of Directors of EMT Corp. ,an indirect,wholly-owned subsidiary of Nelnet, Inc., which owns and manages student loan portfolios.

John Campbell Carruth, 74                                   Director Since 2004

John Campbell Carruth has served on the Board of Directors since November 2004. Mr. Carruth retired from his position as Chairman of the Board, Chief Executive Officer, and President of USF Corporation in 2000. Mr. Carruth served as Chief Executive Officer and President of USF Corporation from June 1991 to July 2000, and as Chairman of the Board of that company from January 1998 to December 2000. Mr. Carruth was a director of USF Corporation from December 1991 to December 2000. Mr. Carruth is a past President of the Canadian Trucking Association and the Ontario Trucking Associations, and is a past Director of the American Trucking Associations.

Porter J. Hall, 61                                          Director Since 2003

Porter J. Hall has served on the Board of Directors since the Company's initial public offering in December 2003. Mr. Hall is a certified public accountant. Mr. Hall retired from public accounting in August 2000 after thirty-three years with Arthur Andersen LLP. At the time of his retirement, Mr. Hall was managing partner of Arthur Andersen's Salt Lake City, Utah office. He is an investor in and Chief Executive Officer of MyePhit.com, a fitness and wellness company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL ONE.

CORPORATE GOVERNANCE

Board of Directors

Meetings of the Board of Directors. During the year ended December 31, 2004, our Board of Directors met on eight occasions. Each of the directors attended 75% or more of the meetings of the Board of Directors and the meetings held by all of the committees of the Board on which he served. In addition, from time to time, our Board of Directors acts by written consent to approve matters arising between scheduled meetings. Our Board of Directors acted by written consent on three occasions during the year ended December 31, 2004. We encourage the members of our Board of Directors to attend its Annual Meetings of Stockholders. All six of the Company's then-current directors attended the 2004 Annual Meeting of Stockholders.

Director Independence. The Company's Common Stock is listed on the
Nasdaq National Market, and therefore it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable rules promulgated by the National Association of Securities Dealers, Inc. (the "NASD"). Pursuant to NASD Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASD Rule 4200(a)(15): John Breslow, John Campbell Carruth, and Porter J. Hall. In accordance with NASD Rule 4350(c)(2), the Company's independent directors hold regularly scheduled meetings, referred to as "executive sessions," at which only the independent directors are present. The independent directors held six such executive sessions in 2004. All independent directors were present at each executive session.

Stockholder Communications. Our Board of Directors provides a process for stockholders to send written communications to the entire Board or individual directors. Information concerning the manner in which stockholders can send communications to the entire Board or individual directors is available on the Company's website, located at http://www.centralfreight.com.

Lead Independent Director

On March 3, 2005, the Company's Board of Directors voted to establish the position of Lead Independent Director and to elect Porter Hall to fill such position. The Lead Independent Director will at all times be an Outside Director who will be responsible for coordinating the activities of the Outside Directors. In addition to the duties of all members of the Board of Directors, the Lead Independent Director is responsible for:

(a) advising the Chairman of the Board as to an appropriate schedule of Board of Directors meetings, seeking to ensure that the Outside Directors can perform their duties responsibly while not interfering with the flow of Company operations;

(b) providing the Chairman of the Board with input as to the preparation of agendas for the Board of Directors meetings and committee meetings;

(c) advising the Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from Company management that is necessary for the Outside Directors to perform their duties effectively and responsibly; although Company management is responsible for the preparation of materials for the Board of Directors, the Lead Independent Director may specifically request the inclusion of certain material;

(d) recommending to the Chairman of the Board the retention of consultants who report directly to the Board of Directors;

(e) interviewing, along with the Chairman of the Nominating and Corporate Governance Committee, all candidates for the Board of Directors, and making recommendations to the Nominating and Corporate Governance Committee and the full Board of Directors;

(f) assisting the Board of Directors and the Company's officers in assuring compliance with and implementation of the Company's corporate governance policies and procedures and recommending revisions to such policies and procedures;

(g) coordinating, developing agendas for, and moderating executive sessions of the Outside Directors; acting as principal liaison between the Outside Directors and the Chairman of the Board on sensitive issues;

(h) evaluating, along with the members of the Compensation Committee and full Board of Directors, the Chief Executive Officer's performance; meeting with the Chief Executive Officer to discuss the Board of Directors' evaluation; and

(i) recommending to the Chairman of the Board the membership of the various committees of the Board of Directors, as well as recommending committee Chairmen.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Board does not maintain any other standing committees. The table below sets forth the current membership of each of the standing committees of the Board of Directors.



                           Audit      Compensation     Nominating and Corporate
Name                      Committee     Committee        Governance Committee
-----                     ---------   ------------     ------------------------
John Breslow                 x                                     x
John Campbell Carruth        x             x                       x
Porter J. Hall               x             x                       x
Gordan W. Winburne                         x                       x

The Audit Committee


Purpose, Functions, Composition, and Meetings of the Audit Committee.
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of any independent public accountants engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit or similar services for the Company. The Audit Committee meets with the Company's independent public accountants to discuss the Company's financial statements and matters related to their independence, as well as to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations and inquiries have been received. The Audit Committee also periodically meets with management to discuss the Company's financial statements and the adequacy of the Company's internal financial controls. In addition, the Audit Committee reviews and approves transactions between the Company and related parties, in the absence of the appointment of a special committee for that purpose.

The Audit Committee currently is comprised of John Breslow, John
Campbell Carruth, and Porter J. Hall. Mr. Hall serves as the Chairman of the Audit Committee. Each member of the Audit Committee satisfies the independence and Audit Committee membership criteria set forth in NASD Rule 4350(d)(2). Specifically, each member of the audit committee:

o        Is independent under NASD Rule 4200(a)(15);

o        Meets the criteria for independence set forth in Rule
         10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

o Did not participate in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

o Is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

The Audit Committee met 13 times during 2004. Each member of the Audit
Committee attended all of the Audit Committee meetings during 2004. In addition, from time to time, our Audit Committee acts by written consent to approve matters arising between scheduled meetings. Our Audit Committee acted by written consent on one occasion during the year ended December 31, 2004.

Audit Committee Financial Expert. The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 401(h) of Regulation S-K, currently serves on the Audit Committee. The Board of Directors has identified Porter J. Hall as an "audit committee financial expert." Mr. Hall is independent, as independence for Audit Committee members is defined under applicable NASD rules.

Audit Committee Charter. Since the Company's initial public offering in December 2003, the Audit Committee has operated pursuant to a written charter detailing its powers and duties. In March 2004, the Board of Directors adopted an Amended and Restated Charter to comply with the requirements of NASD Rule 4350(d)(1). A copy the Audit Committee's Amended and Restated Charter was attached as Appendix A to the Company's definitive proxy statement relating to its 2004 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the "SEC") on April 23, 2004. A copy of the charter is available to stockholders on the Company's website, located at http://www.centralfreight.com.

Report of the Audit Committee

Report of the Audit Committee. In performing its duties, the Audit
Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and certain other matters, including the independence of our outside public accountants. The Report of the Audit Committee, which was approved by all members of the Compensation Committee in March 2005, is set forth below.

The Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.




Report of the Audit Committee of
Central Freight Lines, Inc.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent auditors who are responsible for conducting an independent audit of the Company's financial statements, in accordance with generally accepted auditing standards, and issuing a report thereon. In performing its duties, the Audit Committee has discussed the Company's financial statements with management and the Company's independent auditors and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent auditors.
For the fiscal year ended December 31, 2004, the Audit
Committee has:

o Reviewed and discussed the audited financial statements with management and KPMG LLP, the Company's independent auditors;

o Discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees or Others with Equivalent Authority and Responsibility";

o Received the written disclosures and the letter from the independent auditors required by Independence Standards
         Board Statement No. 1, as amended, "Independence
         Discussions with Audit Committees," and discussed with the independent auditors the independent auditors' independence.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                                Audit Committee

                            Porter J. Hall, Chairman
                              John Breslow, Member
                         John Campbell Carruth, Member

The Compensation Committee

The Compensation Committee currently is comprised of John Campbell
Carruth, Porter J. Hall, and Gordan W. Winburne, with Mr. Winburne serving as Chairman. Mr. Winburne is not standing for re-election at the Annual Meeting and will be replaced as Chairman and member of the Compensation Committee by John Breslow following the Annual Meeting. The Compensation Committee met once during 2004. The Compensation Committee reviews all aspects of executive compensation, including salary, bonus, and equity compensation of the Chief Executive Officer and other executive officers, and makes recommendations on such matters to the Board of Directors. The Compensation Committee also reviews and approves stock options granted by the Company to other officers and employees. Additional information concerning the Compensation Committee, Compensation Committee interlocks, and its Report on Executive Compensation are set forth under "Executive Compensation" below.

The Nominating and Corporate Governance Committee

Purpose, Composition, and Meetings of the Nominating and Corporate
Governance Committee. In March 2004, the Board of Directors established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently is comprised of John Breslow, John Campbell Carruth, Porter J. Hall, and Gordan W. Winburne, with Mr. Carruth serving as Chairman. Mr. Winburne is not standing for re-election at the Annual Meeting and will no longer serve as a member of the Nominating and Corporate Governance Committee following the Annual Meeting. The Nominating and Corporate Governance Committee met once during 2004. Further, in November 2004, the Nominating and Corporate Governance Committee acted by unanimous written consent to recommend the appointment of John Campbell Carruth as a director. The duties of the Nominating and Corporate Governance Committee include, among other things, recommending to the Board potential candidates for election to the Board of Directors and making recommendations to the Board concerning issues related to corporate governance. All current members of the Nominating and Governance Committee are independent, as independence for nominating committee members is defined under applicable NASD rules.

Our independent directors, including all members of the Nominating and Corporate Governance Committee met in March 2005 and recommended that the Board of Directors nominate Robert V. Fasso, Jerry Moyes, John Breslow, John Campbell Carruth, and Porter J. Hall for election as directors. Each nominee for election as a director is standing for reelection. Mr. Fasso, also, is an executive officer of the Company.

Nominating and Governance Committee Charter. A written charter for the Nominating and Governance Committee was adopted in March 2004. A copy of the charter is available to stockholders on the Company's website, located at http://www.centralfreight.com.

Process for Identifying and Evaluating Director Nominees. Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee. As a matter of course, the members of the Nominating and Corporate Governance Committee review the qualifications of various persons to determine whether they might be candidates for consideration for membership on the Board of Directors. The Nominating and Corporate Governance Committee also accepts recommendations of director candidates from executive officers of the Company, advisors of the Company, and stockholders. The Nominating and Corporate Governance Committee will review all candidate recommendations, including those properly submitted by stockholders, in accordance with the mandate contained in its charter. This will include a review of the person's judgment, integrity, experience, independence, knowledge of the Company's industry or other industries related to the Company's business, and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NASD Rule 4200(a)(15); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASD Rule 4350(d)(2); and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 401(h) of Regulation S-K. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Consideration of Director Candidates Recommended by Stockholders. In
March 2004, a written charter for the Nominating and Corporate Governance Committee was adopted. Under this charter, the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided that the following procedural requirements are satisfied. Candidate recommendations should be mailed via certified mail, return receipt requested, and addressed to the Nominating and Corporate Governance Committee, Central Freight Lines, Inc., c/o Jeff Hale - Senior Vice President and Chief Financial Officer, 15333 North Pima Road, Suite 230, Scottsdale, Arizona 85260. In order to be considered, a stockholder recommendation must: (i) be received at least 90 days prior to the Annual Meeting of Stockholders (or 120 days prior to the first anniversary of the date of the prior year's annual meeting; (ii) contain sufficient background information, such as a resume and references, to enable the Committee to make a proper judgment regarding his or her qualifications; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director if elected; (iv) state the name and address of the person submitting the recommendation and the number of shares of the Company's Common Stock owned of record or beneficially by such person; and (v) if submitted by a beneficial stockholder, be accompanied by evidence, such as a recent brokerage statement, that the person making the recommendation beneficially owns shares of the Company's Common Stock.

Director Compensation

In 2004, directors who were not 10% stockholders, officers, or employees of the Company ("Outside Directors") received an annual retainer of $8,000 plus $1,000 for each meeting of the Board of Directors or Board Committee they attended. On March 3, 2005, the Company's Compensation Committee and Board also approved a revised compensation structure for Outside Directors. During 2005 and thereafter, Outside Directors will receive an annual retainer of $20,000, plus (a) $1,500 for each meeting of the Board they attend in person,
(b) $1,500 for each meeting of a Board committee they attend in person, if such meeting is not on the same day as a meeting of the full Board, (c) $750 for each meeting of a Board committee they attend in person, if such meeting is on the same day as a meeting of the full Board, and (d) $750 for each telephonic meeting of the Board or a Board committee they attend. In addition, the Chairman of the Audit Committee will receive an annual retainer of $20,000, the Chairman of the Compensation Committee will receive an annual retainer of $1,500, the Chairman of the Nominating and Corporate Governance Committee will receive an annual retainer of $1,500, and the Outside Director who serves as Lead Independent Director will receive an annual retainer of $20,000. We also reimburse directors for travel and other related expenses incurred in attending a meeting.

On December 11, 2003, we granted to each of John Breslow, Porter J.
Hall, and Gordan W. Winburne options to purchase 20,000 shares of our common stock at $15.00 per share. On November 5, 2004, we granted to John Campbell Carruth options to purchase 20,000 shares of our common stock at $5.82 per share. These options vest at the rate of 1,000 shares per meeting attended. On July 10, 2002, we granted to Jerry Moyes options to purchase 20,000 shares of our common stock at $1.35 per share. These options vest at the rate of 20% per year over a period of five years.

Directors who are employees or 10% stockholders of the Company do not receive compensation for Board or committee service. We do, however, reimburse them for travel and other related expenses.

In our Amended and Restated Articles of Incorporation, we have agreed to indemnify our officers and directors against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under this indemnification provision, we are generally required to indemnify each of our directors and officers against any reasonable expenses actually incurred in the defense of any action, suit, or proceeding, to which the director or officer is a party by reason of his or her service to our company. We will also advance expenses incurred by a director or officer in defending such an action, suit, or proceeding upon receipt of an undertaking by that director or officer to repay those advances if a court establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and were material to the cause of action. In addition, we maintain insurance for directors and officers for liability they may incur as a result of service to our Company.

Executive Officers of the Company

The table below sets forth, as of March 31, 2005, certain information regarding our executive officers.

Name                    Age        Position
---------------------  -----   ------------------------------------------------
Robert V. Fasso.........51.....Chief Executive Officer and President
Walter D. Ainsworth.....52.....Executive Vice President
Jeffrey A. Hale.........45.....Senior Vice President and Chief Financial Officer
Richard Stolz...........51.....Senior Vice President - Sales and Marketing


Walter D. Ainsworth has served as our Executive Vice President since July 2004. Mr. Ainsworth served as President of USF Corporation's Eastern Carrier Group from January 2004 to July 2004. Mr. Ainsworth previously served as the President and Chief Executive Officer of USF Dugan from August 2000 to July 2004, and as the Senior Vice President of Operations of USF Reddaway from September 1999 to August 2000. Mr. Ainsworth has over 30 years of experience in the LTL industry.

Jeffrey A. Hale has served as our Senior Vice President and Chief Financial Officer since August 2003. He previously served our company as Vice President
- Finance and Chief Financial Officer from June 2002 to August 2003. Prior to joining us, Mr. Hale served as Vice President - Finance and Chief Financial Officer of USF Bestway, Inc., a subsidiary of USF Corporation, from April 1989 to June 2002. Mr. Hale has 22 years of experience in the LTL industry.

Richard Stolz has served as our Senior Vice President - Sales and
Marketing since March 2005. He previously served as a software consultant to the transportation industry from January 2003 to March 2005, as Vice -President of Business Development for Maersk Data from April 2001 to October 2002 and as Vice-President Sales and Marketing for Route Master from May 2000 until April 2001.

See "Proposal One - Election of Directors," above, for information concerning the business experience of Robert V. Fasso.


Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees of the Company. The Code of Conduct and Ethics includes provisions applicable to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions that constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. A copy of the Code of Conduct and Ethics is available to stockholders on the Company's website, located at http://www.centralfreight.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year except that (i) the initial Form 3 for Walter D. Ainsworth, identifying Mr. Ainsworth as a reporting person as of July 21, 2004, was not filed until August 3, 2004, (ii) an amendment to John Campbell Carruth's Form 4 dated November 15, 2004, reporting the grant of 20,000 options to Mr. Carruth on November 5, 2004, was filed on March 1, 2005. We post copies of Section 16(a) forms our directors and executive officers file with the SEC on our website at http://www.centralfreight.com .

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during each of the three fiscal years ended December 31, 2004, 2003, and 2002, of those persons who were (i) our Chief Executive Officer at December 31, 2004,
(ii) our two other executive officers at December 31, 2004, and (iii) one additional executive officer who was not serving in such capacity at December
31, 2004 (collectively, the "Named Executive Officers").


                                            Annual Compensation                          Long-term Compensation
                                 ---------------------------------------        ----------------------------------------
                                                                                           Awards              Payouts
                                                                                --------------------------    ----------
                                                                                Restricted   Securities
                                                               Other Annual       Stock     Underlying               All Other
                                        Salary      Bonus       Compensation     Awards      Options       LITP     Compenation
Principal Position            Year      ($)(1)       ($)           ($)             ($)         (#)        Payouts      ($)(2)
------------------            ----      ------     --------     -----------     ----------   ---------    -------  -----------



Robert V. Fasso.............  2004       362,382        --             --             --            --         --       14,708
  President and Chief         2003       348,077  126,000(3)   2,686,706(4)           --            --         --       12,973
  Executive Officer           2002       306,250  150,000             --             --      1,260,000         --        5,923

Walter D. Ainsworth(5)......  2004       132,393  240,000(6)            --            --       150,000         --       58,257
  Executive Vice President    2003            --        --              --            --            --         --           --
                              2002            --        --              --            --            --         --           --

Jeffrey A. Hale(7)..........  2004       180,652        --              --            --            --         --       13,533
  Senior Vice President       2003       172,115    50,000(3)           --            --            --         --       11,625
  and Chief Financial         2002        77,884    50,000              --            --       100,000         --        3,330
  Officer

Doak D. Slay(8).............  2004       160,769        --              --            --            --          --      42,897
  Senior Vice President-      2003       174,504   20,000(3)            --            --       100,000          --      25,690
  Sales and Marketing         2002            --        --              --                          --          --          --



-------------------------------------------------

(1) Includes amounts deferred pursuant to our 401(k) plan. Due to timing, 2004 included one additional payroll amount.

(2) Consists of: (a) excess life insurance paid for Mr. Fasso ($6,951 in 2004, $690 in 2003, and $300 in 2002), Mr. Hale ($254 in 2004, $254 in
    2003, and $53 in 2002), and Mr. Slay ($1,324 in 2004 and $211 in 2003);
    (b) personal use of a company car for Mr. Fasso ($6,677 in 2004, $6,113 in 2003, and $5,623 in 2002), Mr. Ainsworth ($2,120 in 2004), Mr. Hale
    ($12,199 in 2004, $10,576 in 2003, and $3,277 in 2002), and Mr. Slay
    ($6,723 in 2004 and $6,369 in 2003), (c) moving costs for Mr. Ainsworth
    ($55,837 in 2004) and Mr. Slay ($17,805 in 2003), (d) other insurance premiums paid for Mr. Fasso ($1,080 in 2004 and $6,170 in 2003), Mr.
    Ainsworth ($300 in 2004), Mr. Hale ($1,080 in 2004 and $795 in 2003),
    and Mr. Slay ($720 in 2004 and $1,305 in 2003), and (e) amounts paid to Mr. Slay ($42,897 in 2004) following termination of his employment.

(3) Consists of bonuses earned in 2003 and paid in 2004.

(4) Consists of ordinary income recognized in 2003 by Mr. Fasso under federal income tax guidelines upon exercise of vested incentive stock options. No cash was received by Mr. Fasso. The stock options were granted to Mr. Fasso in 2002 pursuant to our Incentive Stock Plan.

(5) Mr. Ainsworth was hired in July 2004, and amounts included in the table above for 2004 are for July to December of that year.

(6) Consists of a bonus earned in 2004, one half of which was paid in 2004 and one half of which was paid in January 2005.

(7) Mr. Hale was hired in June 2002, and amounts included in the table above for 2002 are for June to December of that year.

(8) Mr. Slay was hired in January 2003, and his employment terminated in October 2004. Following the termination of his employment, Mr. Slay was entitled to receive payment of one year's salary at the then current level. Amounts paid to Mr. Slay between January 2004 and October 2004 are reflected as "Salary" in the above table, while amounts paid after termination of Mr. Slay's employment are reflected as "All Other
    Compensation."
                                Page 10

Options Grants In Last Fiscal Year

The following table sets forth stock options granted to Named Executive Officers in the fiscal year ended December 31, 2004:


                                              Option Grants in 2004
                                              ---------------------
                                                Individual Grants
                             ------------------------------------------------------------

                                                                                             Potential Realizable Value
                             Number of                                                         at Assumed Annual Rates of
                            Securities                                                       Stock Price Appreciation for
                            Underlying                                                             Option Term(3)
                            Options price    Percent of Total
                             Expiration      Options Granted     Exercise
                                             to Employees         price         Expiration   ------------------------------
Name                        Granted (#)(1)   in Fiscal           ($/Sh)           Date           5% ($)          10% ($)
----                                          Year(2)
                             -----------    ------------        -----------    -----------   ----------    -------------

Robert V. Fasso.............        0          --                  --             --            --              --
Walter D. Ainsworth.........  150,000         46.5%              $ 7.35         08/25/2014   $ 693,356      $ 1,757,101

Jeffrey A. Hale.............        0          --                  --              --           --               --
Doak D. Slay................        0          --                  --              --           --               --

(1) Each option represents the right to purchase one share of Common Stock under our incentive stock plan.

(2) During 2004, we granted employees options to purchase an aggregate of 322,758 shares of Common Stock.

(3) We show the potential realizable values net of the options' exercise price, but before the payment of taxes associated with exercise.
         Potential realizable values are based on a fair market value at the date of grant of $7.35 per share for the underlying Common Stock. The potential realizable values represent hypothetical gains if the holders exercised their options at the end of the option term. The SEC's rules provide the assumed 5% and 10% annual rates of stock price appreciation and measure the appreciation from the grant date.


Except as set forth above, no stock options or stock appreciation rights (SARs) were granted during the 2004 fiscal year to any of the Named Executive Officers.

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

The table below sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 2004, by the Named Executive Officers.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values



                                                                                                          Value of Unexercised
                             Shares                           Number of Securities Underlying                In-the-Money
                           Acquired                           Unexercised Options at FY-End               Options at FY-End
                              on                                          (#)                                    ($)(1)
                           Exercise          Value           -----------------------------------    --------------------------------
Name                         (#)          Realized ($)        Exercisable       Unexercisable        Exercisable      Unexercisable
----                       ----------    -------------       --------------    -----------------    ---------------   --------------

Robert V. Fasso.........      --              --            126,000               378,000           $ 623,700          $ 1,871,100
Walter D. Ainsworth.....      --              --                  0               150,000                   0                    0
Jeffrey A. Hale.........      --              --             40,000                60,000             198,000              297,000
Doak D. Slay............      --              --                  0                     0                   0                    0

(1) Based on the $6.30 per share closing price of our Common Stock on December 31, 2004.



Employment Agreements

On January 7, 2002, we entered into an employment agreement with Robert
V. Fasso. Mr. Fasso's agreement provides for (a) an annual salary of $325,000, which may be increased by merit raises in an amount to be determined annually by the Board of Directors, and (b) the grant of options to purchase 1,260,000 shares of our stock for $1.35 per share, exercisable for 10 years. Options for 630,000 shares vested immediately upon execution of the employment agreement, options for 126,000 shares vested on each of January 7, 2003 and January 7, 2004, and options for 126,000 shares will vest on each of the first three anniversaries of January 7, 2004. On November 17, 2003, Mr. Fasso exercised options to acquire 400,000 shares, and on December 5, 2003, Mr. Fasso exercised options to acquire 356,000 additional shares. In addition, Mr. Fasso was allowed to purchase 10% of the membership interests of Southwest Premier Properties L.L.C. for $2.0 million. The purchase price was paid through delivery of a promissory note payable to Southwest Premier that matures on January 30, 2007. On February 6, 2003, the Board approved an increase in Mr. Fasso's salary to $350,000. He is eligible for a bonus of up to $360,000 based on our operating efficiency. The actual bonus paid in a given year will range from zero, if our annual operating ratio exceeds 95%, to the full $360,000, if our annual operating ratio is at or below 90%. The employment agreement also requires us to pay the insurance premiums for a $5.0 million term life insurance policy and a $0.5 million whole life insurance policy under which Mr. Fasso's family members are the beneficiaries. Mr. Fasso may be terminated at any time upon payment of two years' salary at the then current level. He will not be entitled to receive such payment if he voluntarily terminates his employment.

In June 2002, we hired Jeffrey A. Hale as our Vice President -- Finance and Chief Financial Officer. We agreed to pay Mr. Hale an annual salary of $150,000 and agreed to grant him options to acquire 100,000 shares of common stock at the fair market value of the stock on the grant date. We also agreed that Mr. Hale would be eligible to participate in our executive bonus program. In September 2003, Mr. Hale became our Senior Vice President and Chief Financial Officer. In March 2005, Mr. Hale's annual salary was increased to $225,000. Mr. Hale may be terminated at any time upon payment of one year's salary at the then current level. He will not be entitled to receive such payment if he voluntarily terminates his employment or is terminated for cause.

In January 2003, we hired Doak D. Slay as our Senior Vice
President-Sales and Marketing. We agreed to pay Mr. Slay an annual salary of $190,000 in 2003 and granted him options to acquire 100,000 shares of common stock at the fair market value of the stock on the grant date. Further, we agreed to provide Mr. Slay with a company car and to reimburse certain relocation expenses. We also agreed that Mr. Slay would be eligible to participate in our executive bonus program. Mr. Slay's employment terminated in October 2004, at which time he was entitled to payment of one year's salary at the then current level.

In July 2004, we hired Walter D. Ainsworth as our Executive Vice
President. We agreed to pay Mr. Ainsworth an annual salary of $300,000 and agreed to grant him options to acquire 150,000 shares of common stock at the fair market value of the stock on the grant date. We also agreed that Mr. Ainsworth would be eligible to participate in our executive bonus program. Mr. Ainsworth may be terminated at any time upon payment of one year's salary at the then current level. He will not be entitled to receive such payment if he voluntarily terminates his employment or is terminated for cause.

In March 2005, we hired Richard Stolz as our Senior Vice President -
Sales and Marketing. We agreed to pay Mr. Stolz an annual salary of $240,000 and agreed to grant him options to acquire 100,000 shares of common stock at the fair market value of the stock on the grant date. We also agreed that Mr. Stolz would be eligible to participate in its executive bonus program. Mr. Stolz may be terminated at any time upon payment of one year's salary at the then current level. He will not be entitled to receive such payment if he voluntarily terminates his employment or is terminated for cause.


Executive Bonus Program

We have established an executive bonus program for certain of our executive officers and other key employees. Bonuses in this program are determined by reference to our fiscal year operating ratio. Participants, except for Mr. Fasso - whose executive bonus program is described on page 14, may receive bonuses ranging from zero, if our operating ratio for the year exceeds 95%, to one hundred percent of salary, if our operating ratio for the year is at or below 90%. No bonuses were awarded to our executive officers under this program for 2004.

Incentive Stock Plan

We have an incentive stock plan. The key terms of the incentive stock plan are as follows:

o We can grant incentive stock options, non-qualified stock options, bonus stock, reload options, or any other stock-based award to employees, officers, directors, consultants, and any other person determined by the Board of Directors to have performed services for or on behalf of the company which merit the grant of an award.

o We reserved 5,000,000 shares of common stock for issuance under the plan and have outstanding options covering 1,320,883 of those shares as of March 31, 2005.

o Our Board of Directors or its designated committee administers the plan and makes all grants thereunder.

o Options that are canceled, forfeited, expire, or are tendered for tax withholding or to pay the exercise price become available again for use under the plan.


401(k) Profit Sharing Plan

We maintain a defined contribution retirement plan, which includes a 401(k) option. All employees age 21 or older are eligible to participate after ninety days of service and generally may contribute up to 20% of their annual compensation to the plan. These participant contributions vest immediately. Employees are eligible for matching contributions after one year of service. Our contributions to the plan each year are made at the discretion of our Board of Directors. Currently, our matching contributions are between 50% and 100% of a participant's pre-tax contributions, depending on company performance, up to a maximum of 5% of the participant's compensation. Matching contributions vest 40% upon completion of two years of service, with an additional 20% vesting each year thereafter through the fifth year of service.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan. Generally, all of our employees who work at least twenty hours a week and more than five months in a calendar year are eligible to participate in the plan. An employee is ineligible to participate, however, if immediately after such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of our Common Stock. The plan permits eligible employees to purchase shares of our Common Stock through payroll deductions. Participation periods are six months in length. In general, for each participation period, eligible employees are allowed to elect to purchase full shares through payroll deductions of up to 15% of compensation, but in no event is the participant's right to purchase shares of Common Stock allowed to accrue at a rate that exceeds $25,000 of fair market value of Common Stock in a calendar year. Further, a participant is not allowed to purchase more than 2,500 shares of Common Stock in any six-month participation period. The purchase price a participant pays for the shares is equal to 90% of the market closing price of the Common Stock on the last business day of each participation period. If a participant dies, retires, or otherwise terminates employment, the participant's accumulated payroll deductions as of the date of death, retirement, or other termination is refunded.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of John Campbell
Carruth, Porter Hall, and Gordan W. Winburne. No current member of the Compensation Committee is or has been an officer or employee of the Company. There are no interlocking relationships between the executive officers and directors of the Company and other entities that might affect the compensation of the Company's executive officers. See "Certain Relationships and Related Transactions" below, for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and "Corporate Governance - Director Compensation" above, for a description of compensation of the members of the Compensation Committee.

Compensation Committee Report on Executive Compensation

The Compensation Committee Report on Executive Compensation that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.


The Compensation Committee of the Board of Directors approved the following Report on Executive Compensation in March 2005:

Compensation Committee Report on Executive Compensation

The Compensation Committee's philosophy in setting compensation policies for the Company's senior executive group, which includes the Chief Executive Officer and President, the Executive Vice President, and each Senior Vice President, is to attract, motivate, and retain high caliber talent while maximizing stockholder value over time. The Compensation Committee sets the compensation policy applicable to these senior executive officers and evaluates, in consultation with the Chief Executive Officer and President, the performance of such officers.

The compensation program for the Company's executive officers is administered in accordance with a pay-for-performance philosophy to link executive compensation with the values, objectives, business strategy, management incentives, and financial performance of the Company. The Compensation Committee has adopted the following guidelines in making its compensation decisions:

o Provide a fair and competitive total compensation package that enables us to attract and retain superior executive talent;

o Design compensation programs to further the Company's yearly and long-term business objectives; and

o Include variable components in the compensation package that links executive financial reward to Company performance.

In 2004, the Compensation Committee focused on the following three components in forming the total compensation package for the Company's senior executive officers: Base salary; annual incentive bonus; and long-term equity incentives.

Base Salary

The Company's Chief Executive Officer and President has a written employment agreement that establishes his base salary. In addition, the Company hired its Executive Vice President in 2004 pursuant to a written offer of employment that fixed his starting salary in 2004. Within the context of these agreements, the Compensation Committee annually reviews the Chief Executive Officer and President's base salary and consults on the base compensation of the Executive Vice President and each Senior Vice President. The Compensation Committee intends to compensate the Company's senior executive officers, including the Chief Executive Officer and President, fairly and competitively within the trucking industry. In order to evaluate the Company's competitive position in the trucking industry, the Compensation Committee reviews and analyzes the compensation packages, both cash and equity, offered by other publicly traded, truckload and less-than-truckload companies. We believe that this approach allows the Compensation Committee to compensate the senior executive officers fairly and competitively by industry standards. As reflected in the Summary Compensation Table, Mr. Fasso's salary for fiscal year 2004 was $362,382. As discussed below, the Committee also emphasizes longer-term compensation incentives for these executives as it believes that these longer-term incentives help motivate the executives to better achieve the Company's corporate performance goals, thereby more directly contributing to stockholder value.

Annual Incentive Bonus

During fiscal year 2004, the Company's senior executive officers were eligible for a target annual incentive bonus, calculated as a percentage of each officer's base salary, under the terms of the Company's executive bonus program. The executive bonus program promotes a pay-for-performance philosophy by providing the executive group with direct cash incentives to achieve corporate financial goals. Bonuses in this program were determined by reference to the Company's fiscal year operating ratio. Participants in this program, excluding Mr. Fasso - whose executive bonus program is described on page 14, were eligible to receive bonuses ranging from zero, if the operating ratio for the year exceeded 95%, to one hundred percent of salary, if the operating ratio for the year was at or below 90%. The determination of the Company's operating ratio was measured objectively. Because the Company's operating ratio in 2004 exceeded 95%, no incentive bonuses were awarded to senior executive officers for 2004.


Long-Term Incentives

The Compensation Committee may award stock options to the senior executive officers to enhance the link between executive pay and stockholder value. Awards are made pursuant to the Company's Incentive Stock Plan. Under the Incentive Stock Plan, the Compensation Committee also has the ability to award other equity-based incentives such as stock appreciation rights or restricted stock, but has not done so to date. The Compensation Committee is responsible for determining who should receive stock option grants, when the grants should be made, the exercise price per share, and the number of shares to be granted. The Committee considers grants of long-term incentive awards to senior executive officers during each fiscal year. To date, stock options have been granted at an option price set at fair market value of the Company's Common Stock on the date of grant. As such, stock options have value only if the stock price appreciates following the date the options are granted. The stock options reflected in the Summary Compensation Table are generally subject to a 60-month vesting period. This approach encourages the creation of stockholder value over the long term. The stock options awarded to the senior executive group in fiscal year 2004 were based on the need to attract senior executives and reflected prior option grants made in connection with the hiring of other senior executives. In fiscal 2004, Mr. Fasso did not receive any options, due to the prior grant to him of options to purchase 1,260,000 shares of the Company's Common Stock on January 7, 2002 in connection with his hiring. The Committee believes that equity ownership, including stock options, provides the Company's executive officers substantial motivation to maximize long-term stockholder value.

The Compensation Committee believes that the annual salaries and other compensation of the Company's Chief Executive Officer and President and other senior executive officers are reasonable compared to similarly situated executives of other less-than-truckload and truckload motor carriers.

                             Compensation Committee

                          Gordan W. Winburne, Chairman
                         John Campbell Carruth, Member
                             Porter J. Hall, Member




Stock Performance Graph

[GRAPH AND LEGEND APPEAR HERE IN PRINTED FORM]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT



                                                                                 Amount and Nature of
Name and Address of Beneficial Owner(1)                                          Beneficial Ownership(2)    Percent of Class(2)
---------------------------------------                                          -----------------------    -------------------

Jerry and Vickie Moyes(3)............................................                 5,762,351
Wellington Management Company, LLP(4)................................                 2,236,700
NWQ Investment Management Company, LLC(5)............................                 2,006,404
The TCW Group, Inc. (6)..............................................                 1,627,969
Hotchkiss and Wiley Capital Management, LLC(7).......................                 1,396,500
FMR Corp. (8)........................................................                 1,050,000
Robert V. Fasso(9)...................................................                 1,008,000
Jeffrey A. Hale(10)..................................................                    40,000                    *
John Breslow(11).....................................................                    12,000                    *
John Campbell Carruth(12)............................................                    14,000                    *
Porter J. Hall(13)...................................................                     9,000                    *
Gordan W. Winburne(14)...............................................                     9,000                    *
Walter D. Ainsworth..................................................                         0                    *
Doak D. Slay.........................................................                         0                    *

All directors and executive officers as a group (9 persons) (15).....

---------------------------------------------

 *       Less than one percent.

(1) Unless otherwise indicated, the business address of the persons named in the above table is care of Central Freight Lines,Inc., 5601 West Waco Drive, Waco, Texas 76710.

(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within sixty days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within sixty days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3) Includes 8,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. Of the shares attributed to Jerry Moyes, 1,046,002 are held by Jerry and Vickie Moyes as trustees of the Jerry and Vickie Moyes Family Trust (the "Moyes Family Trust"), 4,708,348 are held by Gerald F. Ehrlich as trustee of the Moyes Children's Trust (the "Moyes Children's Trust"), and 8,001 shares (including 8,001 shares under option) are held by Mr. Moyes individually. Mr. Ehrlich has sole voting and investment power for the Moyes Children's Trust. Mr. Moyes disclaims beneficial ownership of the shares held by Mr. Ehrlich as trustee of the Moyes Children's Trust. The business address of Mr. Moyes, Mrs. Moyes, and the Family Trust is care of Swift Transportation Co., Inc., 2200 South 75th Avenue, Phoenix, Arizona 85043. The business address of Mr. Ehrlich and the Children's Trust is 4001 North Third St., Suite 200, Phoenix, AZ 85012.

(4) As reported on Schedule 13G filed with the SEC on April 8, 2005. The business address of Wellington Management Company, LLP, as reported in such Schedule 13G, is 75 State Street, Boston, MA 02109.

(5) As reported on Schedule 13G filed with the SEC on February 14, 2005. The business address of NWQ Investment Management Company, LLC, as reported in such Schedule 13G, is 2049 Century Park East, 4th Floor, Los Angeles, CA 90067.

(6) As reported on Schedule 13G filed with the SEC on February 14, 2005. The business address of The TCW Group, Inc., as reported in such
         Schedule 13G, is 865 South Figueroa Street, Los Angeles, CA 90017.

(7) As reported on Schedule 13G filed with the SEC on February 14, 2005. The business address of Hotchkiss and Wiley Capital Management, LLC, as reported in such Schedule 13G, is 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017.

(8) As reported on Schedule 13G filed with the SEC on February 14, 2005. The business address of FMR Corp., as reported in such Schedule 13G, is 82 Devonshire Street, Boston, MA 02109.

(9) Includes 252,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days.

(10) Includes 40,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days.

(11) Includes 9,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. The business address of Mr. Breslow is PMB 205, 23233 N. Pima #113, Scottsdale, AZ 85255.

(12) Includes 4,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. The business address of Mr. Carruth is 316 Rivershire Court, Lincolnshire, IL 60069.

(13) Includes 9,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. The business address of Mr. Hall is 2825 E. Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121.

(14) Includes 9,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. The business address of Mr. Winburne is 9014 North 23rd Avenue #11, Phoenix, AZ 85021. Mr. Winburne is not standing for re-election as a member of the Board of Directors at the Annual Meeting.

(15) Excludes Mr. Slay, whose employment as Senior Vice President - Sales & Marketing was terminated effective October, 2004.




CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a policy that transactions with affiliated persons or entities will be on terms, on the whole, no less favorable to us than those that could be obtained from unaffiliated third parties on an arm's length basis, and that any such transaction must be reviewed and approved by our Audit Committee or another committee of the Board comprised entirely of directors who are independent under NASD Rule 4200(a)(15).

We currently lease 22 active terminals and seven dormant terminals from Southwest Premier Properties, L.L.C. Southwest Premier is owned by some of our directors, executive officers and existing stockholders, including 77% by Jerry Moyes, and 10% by Robert Fasso. In 1998, we sold thirty-four of these properties to Southwest Premier, along with additional terminals that have since been sold, for an aggregate of $27.8 million in a sale-and-leaseback transaction that was accounted for as a financing transaction. We also currently have operating leases for two active terminals owned by Mr. Moyes. We incurred aggregate expense to Southwest Premier of approximately $6.8 million in 2004. We incurred aggregate lease expense to Mr. Moyes of approximately $1.2 million in 2004.

Swift Transportation Co., Inc. and Central Refrigerated Service, Inc.
provide us with a variety of transportation services. Mr. Moyes is the Chairman and Chief Executive Officer of Swift and the owner and Chairman of the Board of Central Refrigerated. Together, these companies provided us with approximately 25.7% of all third-party linehaul transportation services in 2004. Under these arrangements, Swift provided us with approximately $12.0 million in services in 2004. At year end, we owed Swift approximately $0.9 million. Central Refrigerated provided us with approximately $2.0 million in services in 2004. At year end, we owed Central Refrigerated approximately $0.1 million. We believe that the amounts paid are equivalent to rates that could have been obtained in an arm's length transaction with an unrelated third party.

We currently lease terminal space from Swift in Memphis, Tennessee at a lease rate of $15,836 per month and in Fontana, California at a lease rate of $60,500 per month. We also sublease portions of our terminal facilities to Swift at seven different locations. Swift leases property from us in Tyler, Texas, for $3,750 per month, in Houston, Texas, for $15,181 per month, in Little Rock, Arkansas, for $ 800 per month, in San Antonio, Texas for $7,835 per month, and in Amarillo, Texas for $160 per month. All leases with Swift are, either by their terms or due to expiration of the contract, on a month-to-month basis. Under these subleases and other subleases we formerly had with Swift, our rental income from Swift was approximately $0.4 million in 2004. We believe that the amounts paid are equivalent to lease terms and rates that could have been obtained in an arms' length transaction with an unrelated third party.

We lease independent contractor drivers and their tractors through Interstate Equipment Leasing, Inc., a company owned by Jerry Moyes. The independent contractors provide linehaul services for us at a rate per mile that we believe is equivalent to rates that could have been obtained in an arm's length transaction with an unrelated third party. We incurred expenses with Interstate of approximately $0.5 million in 2004. At year end, we had no liability to Interstate.


RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

The principal independent registered public accounting firm utilized by us during 2004 was KPMG LLP, independent accountants ("KPMG"). KPMG has served as our independent registered public accounting firm since June 1997. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Principal Accountant Fees and Services

The following table shows the fees for professional services provided by KPMG in the fiscal years ended December 31, 2003 and 2004:

                         Aggregate Amount Billed by KPMG
                                         ---------------------------------------
                                             2003(1)                  2004
                                         ------------------    -----------------
Services Rendered:
     Audit Fees(2)                       $       733,735         $    976,625
     Audit-Related Fees(3)                        16,870               18,000
     Tax Fees(4)                                  26,090
                                                                           -
     All Other Fees(5)                                -
                                                                           -
---------------------

(1) Amounts billed by KPMG in 2003 relate to professional services for both the audit of prior year financial statements in connection with our initial public offering and the audit of our annual financial statements for the fiscal year ended December 31, 2003.

(2) Audit Fees represent fees billed for professional services rendered by the principal independent public accountant for the audit of our annual financial statements and review of financial statements included in our Registration Statement on Form S-1 and the prospectus included therein, amendments to our Registration Statement on Form S-1 and the prospectus included therein, Annual Report on Form 10-K, and other services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for that fiscal year.

(3) Audit-Related Fees represent fees billed for assurance and related services by the principal independent public accountant that are reasonably related to the performance of the audit or review of financial statements. For fiscal 2003 and 2004, Audit-Related Fees were comprised of fees for audit of internal controls over financial reporting and the performance of agreed upon procedures related to requirements under our credit facilities.

(4) Tax Fees represent fees billed for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning. For fiscal 2003 and 2004, Tax Fees were for tax planning and advice.

(5) All Other Fees represent fees billed for products and services provided by the principal independent public accountant, other than Audit Fees, Audit-Related Fees, and Tax Fees.

Since September 22, 2003, we have maintained a policy pursuant to which our Audit Committee pre-approves all audit, audit-related, tax, and other permissible non-audit services provided by our principal independent accountant in order to assure that the provision of such services is compatible with maintaining the accountant's independence. Under this policy, the Audit Committee pre-approves, on an annual basis, specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the principal independent public accountant. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent public accountant are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent accountant in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the principal independent accountant is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent accountant to render such services. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal years ended December 31, 2003 and 2004.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the Company's proxy materials relating to the 2006 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting must be received in writing by the Company on or before December 15, 2005. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

The Company must receive in writing any stockholder proposals intended to be considered at its 2005 Annual Meeting of Stockholders, but not included in the Company's proxy materials relating to that meeting, by March 9, 2005. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the Company's 2005 proxy statement will have discretionary authority to vote on any stockholder proposal that is considered at the Annual Meeting, but not received on or prior to the deadline described above.

All stockholder proposals should be sent via certified mail, return receipt requested, and addressed to Jeff Hale, Senior Vice President and Chief Financial Officer, 15333 North Pima Road, Suite 230, Scottsdale, Arizona 85260.

See "Corporate Governance -Committees of the Board of Directors - The
Nominating and Corporate Governance Committee," above, for information regarding how stockholders can recommend director candidates for consideration by the Nominating and Corporate Governance Committee.


OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying for of proxy will have discretionary authority to vote proxies on such matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

Central Freight Lines, Inc.


/s/ Robert V. Fasso
Robert V. Fasso
Chief Executive Officer and President

April 19, 2005

PROXY
CENTRAL FREIGHT LINES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 3, 2005
Solicited on Behalf of the Board of Directors of the Company

The undersigned holder(s) of Common Stock of Central Freight Lines,
Inc., a Nevada corporation (the "Company"), hereby appoint(s) Robert V. Fasso and Jeffrey A. Hale, and each or either of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Common Stock that the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Doubletree Guest Suites, 320 N. 44th Street, Phoenix, Arizona 85008, at 9:00 a.m., Phoenix Time, and at any adjournment thereof, as follows:

1. Election of Directors [ ] FOR all nominees listed below [ ] WITHHOLD AUTHORITY to
(except as marked to the contrary below) vote for all nominees listed below

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.

     Robert V. Fasso   Jerry Moyes   John Campbell Carruth
     John Breslow   Porter J. Hall

2. In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

[ ] GRANT AUTHORITY to vote [ ] WITHHOLD AUTHORITY to vote


                  (Continued and to be signed on reverse side)

                         (Continued from the other side)

         A vote FOR Proposal 1, and granting the proxies discretionary authority, is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, the proxy will be voted "For" Proposal 1, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         The undersigned acknowledges receipt of the Notice and Proxy Statement for the 2005 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2004.

                 Dated __________________________________, 2005




Signature(s)

Please date and sign exactly as name(s) appear(s) on your Common Stock certificate(s). If shares are held jointly, each owner should sign this proxy. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).